UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	October 22, 2004
(October 22, 2004)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02     Results of Operations and Financial Condition

On October 22, 2004, PNM Resources, Inc. (the "Company") issued a press release announcing its unaudited results of operations for the three and twelve months ended September 30, 2004.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company's press release and other communications from time to time may include certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net income, earnings per share and other GAAP measures of operating performance that exclude or include the effect of litigation settlements, accounting or regulatory changes, the restructuring of selected operations, certain merger activities and other similar events.  The Company's management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations.  Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.  The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

In accordance with general instruction B.6 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

EXHIBIT INDEX

Exhibit Number Description

99.1     Press Release dated October 22, 2004.

EXHIBIT 99.1

PNM Resources Posts Higher Earnings

 HIGHLIGHTS:

  Third quarter diluted GAAP earnings per share of $0.45, up $0.18; ongoing diluted earnings per share were up 2.3 percent from the third quarter 2003.

  Year-to-date ongoing diluted earnings per share were up 3.7 percent to $1.13.

  Refinancing activities drove down interest expense in the quarter and full year results.

  San Juan plant operating performance continues to be favorable.

  Coal costs continue to decline in the third quarter and year-to-date 2004 results.

  Strong retail electric and gas customer growth and wholesale long-term contracts drove increases in revenues.

  PNM continued to control operating costs in the third quarter of 2004.

  Cooler weather experienced in the third quarter 2004 dampened retail and wholesale margins.

ALBUQUERQUE, N.M., October 22, 2004 - PNM Resources (NYSE: PNM), today reported consolidated GAAP earnings of $27.4 million, or $0.45 per diluted share, for the three months ended September 30, 2004, compared to net earnings of $16.6 million, or $0.27 per diluted share, in the third quarter 2003.

Non-Recurring Items

There were no one-time items reported in the latest quarter of 2004.  The third quarter of 2003 included a one-time charge of $0.17 per diluted share associated with the early retirement of debt.  Ongoing earnings for the third quarter 2004 were $0.45 per diluted share, compared to $0.44 per diluted share in the same period last year.

There were no one-time gains or charges recorded in the first nine months of 2004. In the first nine months of 2003 the company reported a non-cash gain (net of tax) of $37.4 million or $0.62 per diluted share, and one-time charges of $0.35 per diluted share, increasing earnings by $0.27 per diluted share.

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EXHIBIT 99.1 (Continued)

Reconciliation of GAAP reported to ongoing earnings per share September 30, 2004

	Three months		Nine months		12 months
	Q3 2004	Q3 2003	09/30/04	09/30/03	09/30/04	09/30/03
GAAP Reported EPS	$0.45	$0.27	$1.13	$1.36	$1.35	$1.54
One-time charges	-	0.17	-	0.35	-	0.42
One-time gains	-	-	-	(0.62)	-	(0.66)
Ongoing earnings	$0.45	$0.44	$1.13	$1.09	$1.35	$1.30
Average diluted shares (000s)	61,246	61,060	61,209	59,904	61,216	59,692

Quarter Performance Summary

Consolidated gross margin (operating revenues less cost of energy) for the quarter decreased $10.7 million, or 6.3 percent, from the comparable period last year. The reduction in gross margin for the third quarter 2004 was offset by improved operating costs and lower interest charges.

Retail electric, gas, and transmission gross margin decreased $6.7 million, from $143.7 million in the third quarter 2003 to $137.0 million in the latest quarter. The reduction in utility gross margin for the third quarter 2004 was primarily due to the electric rate decrease implemented in September 2003 and to decreased sales volumes caused by cooler weather, as cooling degree days declined over 28 percent quarter-over-quarter. However, weather adjusted electric load growth remains strong at 4 percent for the quarter. In addition, improved cost performance at the San Juan plant partially offset the decrease in margin.

Wholesale electric gross margin decreased $4.2 million for the current quarter due to cooler weather that reduced demand, a non-recurring settlement with a transmission provider of $2.2 million, and slightly higher purchased power costs associated with higher gas costs.  Average short-term power prices fell 3.5 percent quarter-over-quarter to $47.75.Revenues associated with the addition of long-term power purchases largely offset these reductions in margin.

YTD Performance Summary

Consolidated gross margin for the nine months to date was $490.8 million.  This is a decrease $6.6 million, or 1.3 percent from the comparable period in 2003.  The decrease in margin was more than offset by improved operating costs, excluding higher plant maintenance cost associated with planned outages, and lower interest charges from refinancing activities executed in 2003.

EXHIBIT 99.1 (Continued)

Retail electric, gas, and transmission gross margin decreased by $1.6 million.  This is the result of the electric rate reduction that took effect in September 2003 and cooler weather in the third quarter of 2004.  Cooling degree-days decreased 21 percent over the ninth month period ending 2003.  The decrease in margin was partially offset by the gas rate increase that went into effect in January of 2004, favorable San Juan plant operating performance, and reduced coal costs. Weather adjusted electric load growth of 4 percent and gas customer growth of 2 percent remained strong.

Wholesale gross margin decreased by $5.3 million for the nine months ending September 30, 2004.  Cooler weather in the third quarter, unplanned outages at Palo Verde in the second quarter, and a non-recurring contract settlement contributed to the decrease.  Increased long-term contract sales partially offset the decline in gross margin.

2004 Earnings Guidance

Based on results for the first nine months and its financial and operating forecasts for the remainder of the year, PNM Resources is narrowing its earnings guidance range for 2004. The company expects 2004 ongoing earnings (not including one-time gains and charges) will range between $1.35 and $1.45 per share.

Webcast

 PNM Resources will discuss its Third Quarter 2004 earnings and other issues of interest to shareholders and investors at 11:15 a.m. Pacific Time, on Tuesday October 26, at the 39th EEI Financial Conference.

Webcast

Presentation slides (.pdf)

Consolidated earnings statement (.pdf)

            (Links will be available at 11:15 a.m. Pacific Time on October 26, 2004.)

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves about 460,000 natural gas customers and 405,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this filing and documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies, both with respect to PNM Resources and with respect to the proposed acquisition of TNP Enterprises, are made pursuant to the Private Securities Litigation Reform Act of 1995.  You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include, risks and uncertainties relating to the receipt of regulatory approvals of the proposed transaction, the risks that the businesses will not be integrated successfully, the risk that the benefits of the transaction will not

EXHIBIT 99.1 (Continued)

be fully realized or will take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed transaction, interest rates, weather, fuel costs, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect PNM Resources and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: October 22, 2004	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)